Exhibit 10.10

PRIVATE AND CONFIDENTIAL

***Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(a)(6). Such excluded information is not material and is the type the registrant treats as private or confidential. Such omitted information is indicated by brackets (“[***]”) in this exhibit.***

WARRANT TERMINATION AGREEMENT

This Warrant Termination Agreement (this “Agreement”) is entered into as of May 27, 2024 (the “Execution Date”) by and between the following parties:

A.            XCHG Limited, an exempted company incorporated with limited liability under the laws of Cayman Islands (the “Company”); and

B.            Shell Ventures Company Limited (壳牌资本有限公司), a limited liability company incorporated under the laws of the People’s Republic of China (“Shell”).

The Company and Shell are collectively referred to as the “Parties”, and each, a “Party”.

RECITALS

WHEREAS, the Parties and certain other parties have executed a Convertible Loan Investment Agreement (可转债投资协议) on June 20, 2023 (the “CB Agreement”), pursuant to which, Shell provided Beijing X-Charge Technology Co., Ltd. (北京智充科技有限公司) with a convertible loan in a total principal amount of RMB15,000,000 (the “Shell Convertible Loan”).

WHEREAS, pursuant to the CB Agreement, the Parties and certain other parties have executed a Warrant Subscription Agreement on August 4, 2023 (the “WSA”). Pursuant to the CB Agreement and the WSA, the Company has issued to Shell a Warrant to Purchase Series B+ Preference Shares on August 7, 2023 (the “Warrant”).

WHEREAS, the Parties intend to adjust certain arrangements relating to the Shell Convertible Loan and to execute an Adjustment Agreement on the Convertible Loan Investment (《关于可转债投资的调整协议》) accordingly on or about the Execution Date (the “Adjustment Agreement on the Convertible Loan Investment”).

WHEREAS, the Parties intend to terminate the Warrant effective from April 7, 2024 (the “Effective Date”).

Capitalized terms used herein without definition shall have the meanings ascribed to them in the Warrant.

AGREEMENT

NOW, THEREFORE, the Parties hereby agree as follows:

1.	Termination of Warrant

Notwithstanding anything to the contrary in the Warrant, the CB Agreement, the WSA, or any other agreements and documents in connection with the Shell Convertible Loan (collectively, the “Transaction Documents”), effective as of the Effective Date, the Parties hereby agree as follows:

(a)            The Parties agree that, effective as of the Effective Date, Shell is not entitled or obliged to convert all or a portion of the principal amount or the interests of the Shell Convertible Loan into any shares of the Company.

(b)            The Parties agree that, the Warrant shall, effective as of the Effective Date, be hereby unconditionally and irrevocably terminated in its entirety without any compensation whatsoever to Shell. Upon termination, the Warrant shall be of no further force or effect whatsoever upon Shell or the Company, and neither Shell nor the Company shall have any further rights, obligations, or liabilities under the Warrant.

(c)            Each Party agrees that the termination of the Warrant shall not be deemed to be a breach of any Transaction Documents by the other Party. Shell agrees that it is not entitled to require the Company to, and the Company is not obligated to, issue any warrant with respect to the Shell Convertible Loan. Each Party agrees to release, acquit and discharge the other Party from any and all claims, liabilities, actions or losses of any nature whatsoever arising out of or relating to the termination of the Warrant or the failure to exercise the Warrant.

(d)            The Parties agree that, effective as of the Effective Date, Shell shall not be entitled to any rights, privileges or preferences as a holder of the Warrant or any other rights, privileges or preferences in connection with the Warrant or the Warrant Shares, including without limitation, any rights, privileges or preferences of a “Warrant Holder” or a “Series B+ Warrant Holder” under the Amended and Restated Investors’ Rights Agreement of the Company and the Second Amended and Restated Memorandum and Articles of Association of the Company.

2.            Effectiveness. This Agreement shall become effective from the Effective Date upon execution of this Agreement by the Parties.

3.            Termination of this Agreement. This Agreement may be terminated by mutual written consents of the Parties.

4.            Transfer. This Agreement and any rights or obligations hereunder of any Party shall not be transferred without the written consent of the other Party.

5.            Amendments and Waivers. Any term of this Agreement may be amended or waived only with the mutual written consents of the Parties.

6.            Entire Agreement. This Agreement and the Adjustment Agreement on the Convertible Loan Investment, constitute the entire understanding and agreement between the Parties with regard to the subjects hereof, and shall supersede any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the Parties respecting the subject matter hereof; provided, however, that nothing in this Agreement shall be deemed to terminate or supersede the provisions of confidentiality and non-disclosure agreements entered into prior to the date of this Agreement, and such confidentiality and non-disclosure agreements shall continue in full force and effect until terminated in accordance with its terms contained therein.

7.            Governing Law. This Agreement shall be governed by and construed under the laws of Hong Kong, without regard to principles of conflict of laws thereunder.

8.            Dispute Resolution. The parties hereto agree to use reasonable efforts to resolve any disputes arising out of or relating to this Agreement through consultation. In the event that the parties are unable to resolve a dispute arising hereunder within thirty (30) days after the issuance of notice with respect to the aforementioned consultation by any party hereof to any other party, such dispute (including any dispute relating to the existence, validity, interpretation, performance, breach or termination of this Agreement or any dispute regarding non-contractual obligations arising out of or relating to this Agreement) shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (“HKIAC”) under the HKIAC Administered Arbitration Rules in force when the notice of arbitration is submitted. The seat of arbitration shall be Hong Kong. The number of arbitrators shall be three (3). The arbitration proceedings shall be conducted in English. The governing law of this arbitration clause shall be the Laws of Hong Kong. The parties hereto agree that any award rendered by the arbitral tribunal may be enforced by any court having jurisdiction over the parties or over the parties’ assets wherever the same may be located. All fees, costs and expenses (including attorney’s fees and expenses) incurred by any party in connection with the arbitration shall be borne by the losing party, or the party as designated by the tribunal. To the extent that any party has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction or any court or from set-off or any legal process (whether service or notice, attachment prior to judgment, execution of judgment or otherwise) with respect to itself or any of its assets, whether or not held for its own account, such party hereby irrevocably and unconditionally waives and agrees not to plead or claim such immunity in any disputes arising out of or relating to this Agreement. Nothing in this Section 8 shall be construed as preventing any party from seeking an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction pursuant to Section 8.

9.            Miscellaneous

(a)            Each Party agrees that it shall cooperate with the other Party on taking all necessary actions and executing all necessary documents to consummate and make effective the transactions contemplated by this Agreement, including without limitation that each Party shall cooperate with the other Party on executing the Adjustment Agreement on the Convertible Loan Investment.

(b)            Section 7.3 (Confidentiality and Non-Disclosure) of the WSA and Sections 10 (Successors and Assigns), 12 (Notices), 14 (Severability) and 15 (Counterparts; Facsimile) of the Warrant shall apply to this Agreement mutatis mutandis, provided that the address of Shell shall be amended as follows:

If to Shell:

Address:	[***]

Attention:	[***]

Phone:	[***]

Email:	[***]

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

THE COMPANY:

XCHG Limited

By:	/s/ Yifei Hou
Name:	Yifei Hou (侯亦飞)
Title:	Director

SIGNATURE PAGE TO THE WARRANT TERMINATION AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

By:	/s/ Sandra Zhou
Name:	Sandra Zhou
Title:	Director

SIGNATURE PAGE TO THE WARRANT TERMINATION AGREEMENT